UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2017

 GRANDPARENTS.COM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21537	93-1211114
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue, 6th Floor
New York, NY	10018
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code    (646) 839-8800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on April 14, 2017, Grandparents.com, Inc. (the “Company”) and its wholly-owned subsidiary Grand Card, LLC ("Grand Card") each filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Florida (Miami Division) (the “Bankruptcy Court”), In re: Grandparents.com, Inc., Case No. 17-14711 (the “Chapter 11 Filing”). On May 23, 2017, the Company and Grand Card each filed a monthly operating report for the period from April 14, 2017 through April 30, 2017 (the “Operating Reports”) with the Bankruptcy Court. The Operating Reports, including an addendum to the Company's operating report, are attached hereto as Exhibits 99.1, 99.2, and 99.3 and are furnished pursuant to this Item 7.01.

The Operating Reports are limited in scope, cover a limited time period, and have been prepared solely for the purpose of complying with reporting requirements of the Bankruptcy Court and the Bankruptcy Code, 11 U.S.C. §§ 101-1532. The financial information contained in the Operating Reports is preliminary and unaudited and does not purport to show the financial statements of the Company or Grand Card in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, and disclosure items. The Company cautions readers not to place undue reliance on the Operating Reports. The Operating Reports may be subject to revision. The Operating Reports are in a format required by the Bankruptcy Court and the Bankruptcy Code and should not be used for investment purposes. The information in the Operating Reports should not be viewed as indicative of future results.

Limitation on Incorporation by Reference

The Operating Reports are being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the Operating Reports be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate the Operating Reports or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is disclosed.

Item 8.01. Other Events.

As previously disclosed, the Company terminated Riaz Latifullah as its Chief Financial Officer on December 11, 2015. Mr. Latifullah filed a complaint with the Occupational Safety and Health Administration ("OSHA") on December 28, 2015 and with the American Arbitration Association ("AAA") on November 17, 2016 alleging retaliatory employment practices in violation of the whistleblower provisions of the Sarbanes-Oxley Act and breach of employment contract seeking. Mr. Latifullah sought $10 million in damages in his AAA complaint and $5 million in damages in his OSHA complaint, each of which the Company contested.

On March 20, 2017, the Company and Mr. Latifullah settled the AAA matter for $40,000, and in connection with the AAA settlement, the Company requested that the OSHA matter be terminated. The Company received a letter from OSHA dated May 16, 2017 notifying it that OSHA had closed its investigation into the complaint filed by Mr. Latifullah against the Company.

Forward-looking statements

Any statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to the Company’s Current Report on Form 8-K filed on April 22, 2017 for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, our ability to reach an agreement with respect to any restructuring, our ability to meet our liquidity needs, the impact of the Chapter 11 Filings on our financial results, whether we will be able to obtain confirmation of a Chapter 11 plan of liquidation, whether we will be able to exit bankruptcy, and whether our cases will be converted to Chapter 7 cases. Statements included in this Current Report on Form 8-K are based upon information known to the Company as of the date of this report, and the Company assumes no obligation to update or revise the forward-looking statements contained in this report, except as required by law.

Item 9.01.    Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Monthly Operating Report of Grandparents.com, Inc. for the period from April 14, 2017 through April 30, 2017.

99.2	Monthly Operating Report of Grand Card, LLC for the period from April 14, 2017 through April 30, 2017.

99.3	Addendum to Grandparents.com, Inc. Monthly Operating Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2017	By:	/s/Joshua Rizack
Joshua Rizack
Chief Restructuring Officer

  EXHIBIT INDEX

Exhibit No.	Description

99.1	Monthly Operating Report of Grandparents.com, Inc. for the period from April 14, 2017 through April 30, 2017.

99.2	Monthly Operating Report of Grand Card, LLC for the period from April 14, 2017 through April 30, 2017.

99.3	Addendum to Grandparents.com, Inc. Monthly Operating Report.

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